GENERAL RELEASE & SEVERANCE AGREEMENT

This GENERAL RELEASE & SEVERANCE AGREEMENT (“AGREEMENT”) is made and entered into by Geoffrey S. Chatas (“Employee”) and Progress Energy Service Company, LLC (“the Company”).

In consideration of the termination benefits provided to Employee under the Employment Agreement between Progress Energy Service Company and Geoff Chatas dated January 8, 2004 (“the Employment Agreement”), and by signing this AGREEMENT, the parties agree as follows:

1.	SEPARATION FROM EMPLOYMENT. Employee shall resign as an officer of the Company and its subsidiaries effective at the close of business on November 14, 2005; however, Employee shall remain employed under the Employment Agreement until January 6, 2006 (“Separation Date”). Between November 14, 2005 and January 6, 2006 Employee shall make himself available to provide transition support and assistance as reasonably requested by the Company.

2.	TERMINATION BENEFITS. In consideration for signing this GENERAL RELEASE, the Company agrees to pay Employee termination benefits in accordance with the terms of the Employment Agreement for a termination without cause as set forth in Paragraph 9(a)(ii) and other relevant provisions of the Employment Agreement. In addition, the Company and Employee agree that:

(a)	Employee shall be eligible to participate in the Progress Energy, Inc. sponsored Management Incentive Compensation Plan, subject to its terms, for the 2005 plan year.

(b)	Pursuant to the terms of the Progress Energy, Inc. 2002 Equity Incentive Plan, Employee shall be permitted to exercise all stock options that have vested under the Equity Incentive Plan on or before the Separation Date within thirty-six (36) months following the Separation Date.

(c)	The Company shall provide the following relocation benefits to Employee:

(i)	Employee shall be allowed a six-month period following the Separation Date in which to market his residence. If an offer is received during the six-month period, Employee shall receive 2% of the sales price up to a maximum of Thirty Thousand dollars ($30,000.00). If Employee’s residence is not sold during the six-month period, the Company will acquire the residence at the appraised value. The appraised value will be determined based on the average of two appraisals, provided the values of the appraisals are within 5% of each other. If the value of the two appraisals are not within 5% of each other, a third appraisal will be requested and the three values will be averaged.

(ii)	Employee shall not be required to reimburse the Company for any relocation expenses incurred between January 7, 2005 and January 6, 2006.

3.               GENERAL RELEASE OF CLAIMS.

(a)	Release by Employee. IN CONSIDERATION OF THE TERMINATION BENEFITS PROVIDED BY THE COMPANY UNDER THE EMPLOYMENT AGREEMENT AND THE BENEFITS AND THE MUTUAL RELEASE PROVIDED HEREIN, EMPLOYEE HEREBY RELEASES THE COMPANY, ITS PARENT, SUBSIDIARIES AND AFFILIATES, AND ITS PAST, PRESENT AND FUTURE PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, EMPLOYEE BENEFIT PLANS AND PLAN ADMINISTRATORS FROM ALL CLAIMS AND WAIVES ALL RIGHTS EMPLOYEE MAY HAVE OR CLAIM TO HAVE RELATING TO EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES, OR EMPLOYEE’S SEPARATION THEREFROM, arising from events which have occurred up to the date Employee executes this AGREEMENT, including but not limited to, claims, whether previously known or later discovered, for relief, including but not limited to, front pay, back pay, compensatory damages, punitive damages, injunctive relief, attorneys’ fees and costs or any other remedy, arising under: (i) the Age Discrimination In Employment Act of 1967, as amended, (“ADEA”); (ii) the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”); (iii) Title VII of the Civil Rights Act of 1964, as amended; (iv) the Energy Reorganization Act and Atomic Energy Act, both as amended; (v) the Americans With Disabilities Act (“ADA”); (vi) any wrongful termination claim under any state or federal law; (vii) claims for benefits under any employee benefit plan maintained by the Company related to service credits or other issues; (viii) claims under the Older Workers Benefit Protection Act of 1990 (“OWBPA”); and (ix) any other federal, state or local law. Notwithstanding the above, this GENERAL RELEASE shall not apply to claims under the North Carolina Workers’ Compensation Act.

(b)	Release by the Company. IN CONSIDERATION FOR THE MUTUAL RELEASE PROVIDED HEREIN, THE COMPANY RELEASES EMPLOYEE FROM ALL CLAIMS AND WAIVES ALL RIGHTS, KNOWN OR UNKNOWN, IT MAY HAVE OR CLAIM TO HAVE RELATING TO HIS EMPLOYMENT WITH THE COMPANY arising from events which have occurred up to the date Employee executes this AGREEMENT, including but not limited to, claims, whether previously known or later discovered, for relief, including but not limited to, claims for compensatory damages, punitive damages, injunctive relief, attorneys’ fees and costs or any other remedy arising under federal, state or local law.

4.	COVENANT NOT TO SUE. To the extent allowed by law, Employee further agrees not to sue the Company, its parent, subsidiaries and affiliates, or its past, present or future successors, assigns, officers, directors, employees, agents or employee benefit plans or plan administrators on any of the released claims or join as a party with others who may sue on any such claims. The Company agrees not to sue Employee on any of the released claims.

5.	CERTIFICATION REGARDING INTERNAL CONTROLS. Employee hereby certifies that he is not aware of any control weaknesses, compliance issues or accounting issues that have not been previously disclosed in writing to both the Company’s Chief Executive Officer and its General Counsel or have been specifically identified and recognized as an issue in the Sarbanes-Oxley Section 404 process.

6.	INDEMNIFICATION.

(a)	The Company will indemnify, defend and hold harmless Employee against (i) reasonable expenses, including attorneys’ fees, incurred in connection with any threatened, pending or completed action, suit or proceeding (including appeals), whether civil, criminal, administrative, investigative or arbitrative, seeking to hold him liable for actions Employee took as a Company officer or employee, and (ii) any judgment, money decree, fine, tax, penalty or settlement for which Employee may have become liable in any such action, suit or proceeding.

(b)	Notwithstanding any other provision of this Agreement, the Company shall not indemnify Employee against liability or expense he may incur on account of his activities which were at the time taken known or believed by him to be in conflict with the best interests of the Company or the Company’s affiliates. Furthermore, the Company shall not indemnify Employee with respect to any liability arising out of an unlawful distribution or any transaction from which Employee derived an improper personal benefit.

7.	COOPERATION IN LITIGATION. Employee agrees that he will make reasonable efforts to cooperate with, and make himself available at mutually convenient times and locations to the Company as may be necessary to assist with litigation, claims or disputes involving the Company or any of its affiliates that may arise concerning decisions or actions about which he has knowledge. In connection with such litigation, dispute or claim, Employee, at mutually convenient times and locations, will participate in interviews, testify at hearings and provide other information as requested by the Company or its counsel. The Company agrees to reimburse Employee for reasonable costs and expenses, including but not limited to, travel and reasonable attorneys’ fees incurred in connection with the foregoing.

8.	TRANSITION BENEFIT ACKNOWLEDGEMENT. Employee acknowledges that the benefits available to Employee under the Employment Agreement and this AGREEMENT are of greater value than the termination benefits which Employee would be entitled to receive if Employee did not sign this AGREEMENT. Employee understands that nothing in this AGREEMENT will affect Employee’s rights to receive other accrued benefits otherwise available to Employee under applicable Company policies.

9.	REGULATORY RESPONSIBILITIES. Employee acknowledges that this AGREEMENT does not restrain Employee’s rights or the rights of the Company to report or provide information to the Nuclear Regulatory Commission (“NRC”) (including possible violations or requirements imposed under the Atomic Energy Act or the Energy Reorganization Act, any nuclear safety concern or any workplace safety concern), to the Occupational Safety and Health Administration (concerning workplace safety or compliance with the Sarbanes-Oxley Act of 2002), the Securities and Exchange Commission (concerning financial disclosure concerns) or any other governmental agency with jurisdiction over such matters.

10.	REVIEW PERIOD. Employee was provided with an initial draft of this AGREEMENT on November 10, 2005 and understands that the Company desires that he have adequate time and opportunity to review and understand the consequences of entering into it. Employee understands that Employee has the right and the Company encourages Employee: (i) to consult with an attorney prior to executing this AGREEMENT; and (ii) that Employee has at least 45 days following November 10, 2005 within which to consider signing it. In the event that Employee does not return and execute a copy of the AGREEMENT within 45 days of receipt, Employee understands that Employee will not be eligible for the termination benefits provided by the Employment Agreement or the benefits provided herein.

11.	NO MITIGATION. None of the benefits contained herein shall be subject to any mitigation obligation on Employee’s part, or be terminated or diminished if Employee should accept other employment after the Separation Date.

12.	NON-DISPARAGMENT. Neither the Employee nor any officer, director or any other authorized spokesperson of the Company shall state or otherwise publish anything about the other party which would adversely affect the reputation, image or business relationships and goodwill of the other party in its/his market and community at large.

13.	DISCLAIMER OF LIABILITY. Employee and Company acknowledge that this AGREEMENT is intended to avoid all litigation relating to Employee’s employment with the Company and Employee’s separation therefrom; therefore, it is not to be considered as the Company’s admission of any liability to Employee — liability which the Company denies, nor is it intended to be an admission by Employee of any liability or wrongdoing of Employee – liability which Employee denies.

14.	ACKNOWLEDGEMENT OF UNDERSTANDING. Employee represents that Employee has carefully read the entire AGREEMENT, fully understands its consequences, and knowingly and voluntarily enters into it. Employee further certifies that neither the Company nor any of its agents, representatives or attorneys have made any representations to Employee concerning the terms or effects of this AGREEMENT other than those contained herein.

15.	SEVERABILITY. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in the AGREEMENT is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in the AGREEMENT.

16.	REVOCATION. Employee understands that Employee may revoke the AGREEMENT during the seven-day period immediately following its execution. The AGREEMENT will not become effective or enforceable until the revocation period has expired. To revoke the AGREEMENT, a written notice of revocation must be delivered to the Company addressed to: Vice President — Human Resources, Progress Energy Service Company, LLC, 410 S. Wilmington Street, Raleigh, North Carolina, 27601. Employee further understands that if Employee exercises Employee’s right to revoke the AGREEMENT during the seven-day revocation period, Employee will forfeit any and all rights Employee might otherwise have to the termination benefits provided herein and by the Employment Agreement.

17.	CHOICE OF LAW. This AGREEMENT will be governed by North Carolina law and the applicable provisions of federal law, including but not limited to the ADEA, ERISA, the Civil Rights Act of 1964, the Energy Reorganization Act, the Atomic Energy Act, ADA, and the OWBPA.

18.	ASSIGNABILITY. Employee agrees that this AGREEMENT constitutes an agreement between Employee and the Company. The AGREEMENT shall apply to, be binding upon and inure to the benefit of Employee’s successors, assigns, heirs and other representatives.

In witness whereof, Employee has signed this AGREEMENT on the day and year written below.

/s/ Geoffrey S. Chatas
        Geoffrey S. Chatas

        November 14, 2005
        Date

        /s/ Peter M. Scott III
        PROGRESS ENERGY SERVICE COMPANY, LLC

 By: Peter M. Scott III
        President and Chief Executive Officer

        November 14, 2005
Date